Exhibit 99.1

United States Oil Fund, LP
Monthly Account Statement
For the Month Ended June 30, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$506,787,970
Unrealized Gain (Loss) on Market Value of Futures	(395,444,870)
Interest Income	393,268
ETF Transaction Fees	30,000
Total Income (Loss)	$111,766,368

Expenses
Investment Advisory Fee	$941,035
Brokerage Commissions	260,237
Tax Reporting Fees	256,650
SEC & FINRA Registration Expense	174,000
NYMEX License Fee	48,523
Legal Fees	44,203
Audit Fees	13,151
Non-interested Directors' Fees and Expenses	10,718
Prepaid Insurance Expense	9,504
Total Expenses	$1,758,021
Net Gain (Loss)	$110,008,347

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 6/1/09	$2,723,137,412
Additions (5,200,000 Units)	198,499,815
Withdrawals (19,300,000 Units)	(728,308,916)
Net Gain (Loss)	110,008,347

Net Asset Value End of Period	$2,303,336,658
Net Asset Value Per Unit (60,900,000 Units)	$37.82

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2009 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502